UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 12, 2021

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street Suite 410

Durham, NC 27701

(Address of Principal Executive Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

9300 S. Dadeland Blvd. Suite 600

Miami, Florida 33156 (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SCWO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2021, the board of directors (the “Board”) of 374Water Inc. (the “Company”) approved an increase in the number of authorized directors on the Board from three to four and appointed Terry Merrell to the Board to fill the newly created directorship resulting from the increase in the number of authorized directors.

Mr. Merrell is a co-founder of Merrell Bros. Inc. (“Merrell”), Kokomo, Indiana, where he has served as the Chief Financial Officer since inception in 1982. He also is the founder of Cross America, Inc. which is a non-profit organization where he has served as President since 2018. He also serves as Elder at Upper Deer Creek Church. He has developed several technologies related to the biosolids management and disposal industry and currently has a patent pending status on some of these technologies.

There is no arrangement or understanding between Mr. Merrell and any other person pursuant to which Mr. Merrell was selected as a director. There are no family relationships among any of our directors or executive officers and Mr. Merrell. Except as provided below, Mr. Merrell has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with our previously disclosed merger transaction with PowerVerde, Inc., on April 16, 2021, MB Holding Company, Inc., an affiliate of Merrell (“MB Holding”), acquired 66,700 shares of our Series D Convertible Preferred Stock. On September 30, 2021, MB Holding converted its shares of Series D Convertible Preferred Stock into 3,335,000 shares of our common stock. Also on April 16, 2021, pursuant to a binding Memorandum of Understanding (the “MOU”) dated as of March 30, 2021, between our predecessor and MB Holding which was entered into in anticipation of the merger, we issued to MB Holding upon closing of the merger a warrant for the purchase of 3,783,333 shares of our common stock at an exercise price of $.30 per share. On September 29, 2021, the warrant was exercised, resulting in the issuance of 3,783,333 shares of our common stock to MB Holding.

As previously disclosed in our Current Report on Form 8-K filed on July 13, 2021, on July 7, 2021, our subsidiary 374Water Systems Inc. (“374Water”) entered into a Manufacturing and Service Agreement with Merrell Bros. Fabrication, LLC (“Merrell Bros.”) pursuant to which Merrell Bros. will manufacture, supply and service AirSCWO supercritical water oxidation products for 374Water. Merrell Bros. is an affiliate of Merrell.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2021	374WATER INC.

	By:	/s/ Yaacov Nagar
	Name:	Yaacov Nagar
	Title:	Chief Executive Officer

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